Press Release

FOR IMMEDIATE RELEASE: November 29, 2010

Contacts:	Jeff Norris	Danielle Dietz	Julie Rakes
	Investor Relations	Investor Relations	Media Relations
	703-720-2455	703-720-2455	804-284-5800

Capital One Announces Consent Solicitation Relating to its 5.35% Subordinated Notes Due 2014

McLean, Va. (Nov 29, 2010) – Capital One Financial Corporation (NYSE: COF) today announced that it has commenced a solicitation of consents (the “Consent Solicitation”) from holders of record at 5 p.m., New York City time, on November 29, 2010 of its 5.35% Subordinated Notes due May 1, 2014 (the “Notes”), CUSIP Number 428656AB8, to terminate the Replacement Capital Covenants (the “RCCs”) relating to the Notes.

Capital One entered into the RCCs for the benefit of the holders of the Notes in connection with the issuance of the following securities by Capital One Financial Corporation: (a) 7.50% Junior Subordinated Debt Securities due 2066 and the related enhanced trust preferred securities of the related issuer trust, (b) 7.686% Junior Subordinated Deferrable Interest Debt Securities due 2066 and the related capital securities of the related issuer trust and (c) 6.745% Capital Efficient Notes due 2082 and the related capital securities of the related issuer trust (collectively the “Securities”).

The proposed termination of the RCCs requires the consent of the holders of a majority in principal amount of the Notes. The complete terms and conditions of the Consent Solicitation are set forth in Capital One’s Consent Solicitation Statement dated November 29, 2010 (the “Statement”) and the related Letter of Consent (the “Consent Letter”), which will be distributed to holders of the Notes. Holders are urged to read the Statement and Consent Letter carefully.

The Consent Solicitation will expire at 5 p.m., New York City time, on Friday, December 10, 2010, unless extended, amended or earlier terminated by Capital One in its sole discretion (the “Expiration Time”). If Capital One receives the consent of holders of a majority in principal amount of the Notes, holders who validly deliver and do not validly revoke their consent in the manner described in the Statement by the Expiration Time will be eligible to receive $5.00 for each $1,000 principal amount of Notes for which their consent has been delivered (the “Consent Fee”). Consents that have been validly delivered may be validly revoked until, but not after, the Expiration Time. Promptly after the Expiration Time and subject to the receipt of the requisite consents, Capital One intends to terminate the RCCs. If the proposed termination of the RCCs is approved, the termination will be binding on all holders of the Notes, including those that did not deliver their consent, but only holders validly delivering their consent will receive the Consent Fee.

Copies of the Statement and the Consent Letter may be obtained by holders of the Notes from D.F. King & Co., Inc., who is serving as the Information and Tabulation Agent for the Consent Solicitation at (212) 269-5550 or toll-free at (800) 488-8035.

J.P. Morgan is the Solicitation Agent for the Consent Solicitation. Questions regarding the Consent Solicitation may be directed to them at (866) 834-4666 (toll-free) or (212) 834-4811 (collect).

None of Capital One, its subsidiaries or affiliates, the Solicitation Agent or the Information and Tabulation Agent makes any recommendation as to whether holders of the Notes should consent or refrain from consenting to the proposed termination of the RCCs.

THIS NEWS RELEASE DOES NOT CONSTITUTE A SOLICITATION OF CONSENTS. CAPITAL ONE IS MAKING THE CONSENT SOLICITATION BY, AND PURSUANT TO THE TERMS OF, THE STATEMENT AND THE CONSENT LETTER THAT THE INFORMATION AGENT WILL DISTRIBUTE TO HOLDERS OF THE NOTES. THE COMPLETE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION ARE SET FORTH IN THE STATEMENT AND THE CONSENT LETTER. HOLDERS OF THE NOTES ARE URGED TO READ THESE DOCUMENTS CAREFULLY PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE CONSENT SOLICITATION.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N.A., had $119.2 billion in deposits and $196.9 billion in total assets outstanding as of September 30, 2010. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

Forward looking statements

The company cautions that its current expectations in this release dated November 29, 2010, and the company’s plans, objectives, expectations, and intentions, are forward-looking statements. Actual results could differ materially from current expectations due to a number of factors, including but not limited to: general economic and business conditions in the U.S., U.K. or the company’s local markets, including conditions affecting employment levels, interest rates, consumer income and confidence, spending, and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products, or financial condition; financial, legal, regulatory (including the impact of the Dodd-Frank Act and the regulations to be promulgated thereunder), tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s report on Form 10-K for the fiscal year ended December 31, 2009 as well as its most recent Quarterly Reports on Form 10-Q.

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